Exhibit 10.48

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT, dated as of October 8, 2010, made by BH-AW FLORIDA MOB VENTURE, LLC a Delaware limited liability company, (“Pledgor”“), in favor of BEHRINGER HARVARD FLORIDA MOB MEMBER, LLC, a Delaware limited liability company (together with its successors and assigns, “Secured Party”).

RECITALS

WHEREAS, on the date hereof Secured Party made a loan in the principal amount of $35,000,000 (the “Loan”) as evidenced by that certain Promissory Note dated the date hereof made by Pledgor in favor of Secured Party (as amended, restated, substituted or otherwise modified from time to time, the “Note”);

WHEREAS, Pledgor is the legal and beneficial owner of all of the limited liability company interests in the Issuers (as defined below); and

WHEREAS, it is a condition precedent to the obligations of the Lender to make the Loan to Pledgor that Pledgor shall have executed and delivered this Agreement (as defined below) to Secured Party to secure Pledgor’s obligations to Secured Party under the Note.

NOW, THEREFORE, in consideration of the premises and to induce Secured Party to provide the Loan pursuant to the Note, Pledgor hereby agrees with Secured Party as follows:

1.                                      Defined Terms.  As used in this Agreement, the following terms have the meanings set forth in or incorporated by reference below:

“Agreement” means this Pledge and Security Agreement, as amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Borrower” has the meaning ascribed to such term in the introductory paragraph.

“Code” means the Uniform Commercial Code from time to time in effect in the State of Texas.

“Collateral” has the meaning ascribed to such term in Section 2 hereof.

“Event of Default” shall have the same meaning as under the Note.

“Issuer” means each entity identified on Schedule 1 attached hereto as the issuer of the Pledged Interests identified opposite the name of such entity.

“Lien” means any lien, security interest, charge, claim or other encumbrance against the Collateral.

“Loan” has the meaning ascribed to such term in the Recitals.

“Note” has the meaning ascribed to such term in the Recitals.

“Pledged Interests” means all of the limited liability company interests of Pledgor in each of the Issuers identified on Schedule 1 hereto, together with all certificates, options or rights of any nature whatsoever which may be issued or granted by such Issuer to Pledgor while this Agreement is in effect.

“Pledgor” has the meaning ascribed to such term in the introductory paragraph.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the Code in effect on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Interests, collections thereon or distributions with respect thereto.

“Secured Obligations” means the prompt and complete payment and performance when due of all interest, principal, obligations and other amounts due under the Note (whether at the stated maturity, by acceleration or otherwise) and any other obligations under this Agreement.

“Secured Party” has the meaning ascribed to such term in the introductory paragraph.

“Special Damages” has the meaning ascribed to such term in Section 14(j) hereof.

Terms used herein but not otherwise defined herein shall have the respective meanings ascribed to them in the Note.

(i)                                     The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

(ii)                                  The word “including” when used in this Agreement shall be deemed to be followed by the words “but not limited to.”

(iii)                               Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

2.                                      Pledge; Grant of Security Interest.  Pledgor hereby pledges, hypothecates and grants to Secured Party, as collateral security for Secured Obligations, a first priority security interest in all of Pledgor’s right, title and interest in and to the following, whether now owned or hereafter acquired (collectively, the “Collateral”):

(i)                                     all Pledged Interests;

(ii)                                  all securities, moneys or property representing dividends or interest on any of the Pledged Interests, or representing a distribution in respect of the Pledged Interests, or resulting from a split-up, revision, reclassification or other like change of the Pledged Interests or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Interests;

(iii)                               all right, title and interest of Pledgor in, to and under any policy of insurance payable by reason of loss or damage to the Pledged Interests and any other Collateral;

(iv)                              all “accounts”, “general intangibles”, “instruments” and “investment property” (in each case as defined in the Code) constituting or relating to the foregoing; and

(v)                                 all Proceeds of any of the foregoing property of Pledgor (including, without limitation, any proceeds of insurance thereon and all “accounts”, “general intangibles”, “instruments” and “investment property”, in each case as defined in the Code, constituting or relating to the foregoing).

3.                                      Representations and Warranties.  Pledgor represents and warrants as of the date hereof that:

(a)                                 no authorization, consent of or notice to any other Person (including, without limitation, any member, partner or creditor of Pledgor or the Issuers) that has not been obtained, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement including, without limitation, the assignment and transfer by Pledgor of any of the Collateral to Lender or the subsequent transfer thereof by Lender pursuant to the terms hereof;

(b)                                 the Pledged Interests listed on Schedule 1 hereto constitute all of the limited liability company interests in the Issuers;

(c)                                  Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Interests, in each case free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Agreement;

(d)                                 upon the filing of the UCC-1 financing statements referred to in Section 11 with the Delaware Secretary of State, the Lien granted pursuant to this Agreement will constitute a valid, perfected, first priority Lien on the Pledged Interests and the Collateral, enforceable as such against all creditors of Pledgor and any Persons purporting to purchase any Collateral from Pledgor;

(e)                                  the principal place of business and chief executive office of Pledgor is, and at all times has been, located at 2801 PGA Boulevard, Suite 220, Palm Beach Gardens, Florida 33410;

(f)                                   the exact name of Pledgor is, and at all times has been, BH-AW Florida MOB Venture, LLC;

(g)                                  Pledgor is, and at all times has been, organized under the laws of the State of Delaware;

(h)                                 there currently exist no certificates or instruments representing the Pledged Interests; and

(i)                                     Neither Pledgor nor the Issuers, have elected to have the Pledged Interests be securities governed by Article 8 of the UCC and such Pledge Interests are not dealt in or traded on securities exchanges or in securities markets.

4.                                      Covenants.  Pledgor covenants and agrees with Secured Party that, from and after the date of this Agreement until the earlier to occur of the date upon which (i) the security interest in the Collateral pledged by Pledgor hereunder is released and (ii) the Secured Obligations are satisfied in full:

(a)                                 Acknowledgements of Parties.  If Pledgor shall, as a result of its ownership of the Pledged Interests, become entitled to receive or shall receive any limited liability company or member certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Pledged Interests, or otherwise in respect thereof, Pledgor shall accept the same as Secured Party’s agent, hold the same in trust for Secured Party and deliver the same forthwith to Secured Party in the exact form received, duly endorsed by Pledgor to Secured Party, if required, together with an undated limited liability company interest power covering such certificate duly executed in blank and with, if Secured Party so requests, signature guaranteed, to be held by Secured Party hereunder as additional security for its Secured Obligations.

(b)                                 Without the prior written consent of Secured Party, Pledgor shall not, directly or indirectly (i) vote to enable, or take any other action to permit, any Issuer to issue any limited liability company interests or to issue any other securities convertible into or granting the right to purchase or exchange for any limited liability company interests in any Issuer, or (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral and any such sale, assignment or transfer shall be subject to the Lien of this Agreement, or (iii) create, incur, authorize or permit to exist any Lien or option in favor of any Person with respect to, any of the Collateral, or any interest therein, except for the Liens provided for by this Agreement.  Pledgor shall defend the right, title and interest of Secured Party in and to the Collateral against the claims and demands of all Persons whomsoever.

(c)                                  At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Pledgor, Pledgor shall promptly and duly give, execute, deliver, file and/or record such further instruments and documents and take such further actions as Secured Party may reasonably request for the purposes of obtaining, creating, perfecting, validating or preserving the full benefits of this Agreement and of the rights and powers herein granted including without limitation authorizing the filing of UCC financing or continuation statements.  Pledgor hereby authorizes Secured Party to file any such financing statement or continuation statement without the signature of Pledgor to the extent permitted by law.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be promptly delivered to Secured Party, duly endorsed in a manner satisfactory to Secured Party, to be held as Collateral pursuant to this Agreement.

(d)                                 Limitation on Liens.  Pledgor will not create, incur or permit to exist, will defend the Pledged Interests against, and will take all such other action as is necessary to remove, any Lien or claim on or to the Pledged Interests, other than the Liens created hereby, and will defend the right, title and interest of Lender in, to and under the Pledged Interests against the claims and demands of all Persons whomsoever.

(e)                                  Further Identification of Pledged Interests.  Pledgor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Pledged Interests and such other reports in connection with the Pledged Interests as Secured Party may reasonably request, all in reasonable detail.

(f)                                   Changes in Location, Name, etc.  Pledgor will not, unless it shall have (i) given thirty (30) days’ prior written notice to such effect to Secured Party and (ii) taken all action necessary or advisable, in Secured Party’s opinion, to protect and perfect the Liens and security interests intended to be created hereunder with respect to the Pledged Interests, (A) change the location of its chief executive office or principal place of business from that specified in Section 3(e),  (B) change its name, identity or structure, or (C) reorganize or reincorporate under the laws of another jurisdiction, in each case of (A), (B) or (C) above, to the extent same would cause the Liens and security interests granted in this Agreement to become unperfected.

(g)                                  Stamp Taxes.  Pledgor shall pay, and save Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(h)                                 Distributions.  Pledgor shall immediately pay over to Secured Party to apply to its obligations under the Secured Obligations any and all distributions it receives from the Issuers, until such obligations are paid in full.

(i)                                     Pledged Interests.   Pledgor shall not, without the prior written consent of Secured Party, elect to have the limited liability company interests of any Issuer constitute securities governed by Article 8 of the Uniform Commercial Code, and shall not elect to have the limited liability company interests of any Issuer to be dealt in or traded on securities exchanges or in securities markets.

5.                                      Registration of Pledge; Control of Collateral, Etc.  To better assure the perfection of the security interest of Secured Party in the Pledged Interests, concurrently with the execution and delivery of this Agreement, Pledgor shall send written instructions in the form of Exhibit B hereto to each affected issuer thereof, and shall cause each such Issuer to, deliver to Secured Party the Acknowledgment and Consent in the form of Exhibit A hereto.

Notwithstanding anything in this paragraph, neither the written instructions nor the Acknowledgement and Consent shall be construed as expanding the rights of Secured Party to give instructions with respect to the Collateral beyond such rights set forth in this Agreement.

6.                                      Voting Rights.  Notwithstanding anything to the contrary contained herein or otherwise, unless an Event of Default shall have occurred and be continuing, Pledgor shall be permitted to exercise all voting and limited liability company rights with respect to the Pledged Interests and same shall not constitute Collateral hereunder or be subject to any Lien in favor of Secured Party, provided that no vote shall be cast or right exercised or other action taken which, in Lender’s judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Note, this Agreement or the organizational documents of Pledgor.

7.                                      Rights of Secured Party.

(a)                                 If an Event of Default shall occur and be continuing, then all such Pledged Interests at Secured Party’s option, shall be registered in the name of Secured Party (if not already so registered) or its nominee, and Secured Party or its nominee may thereafter exercise (i) all voting, and all limited liability company and other rights pertaining to the Pledged Interests and (ii) any and all rights of conversion, exchange, and subscription and any other rights, privileges or options pertaining to such Pledged Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of the Issuers or upon the exercise by Pledgor or Secured Party of any right, privilege or option pertaining to such Pledged Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but Secured Party shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)                                 The rights of Secured Party under this Agreement shall not be conditioned or contingent upon the pursuit by Secured Party of any right or remedy against Pledgor or against any other Person which may be or become liable in respect of all or any part of the Secured Obligations or against any other security therefor, guarantee thereof or right of offset with respect thereto.  Secured Party shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall it be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

(c)                                  Upon satisfaction in full of the Secured Obligations, Secured Party’s rights under this Pledge Agreement shall terminate and Secured Party shall (i) execute and deliver to Pledgor UCC-3 termination statements or similar documents and agreements to terminate all of Secured Party’s rights under this Agreement and (ii) promptly deliver to Pledgor (A) any and all limited liability company certificates representing Pledged Interests that were delivered to Secured Party and (B) any other Collateral in Secured Party’s possession or under its control.

(d)                                 Pledgor also authorizes Secured Party, at any time and from time to time, to execute, in connection with the sale provided for in Sections 8 or 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(e)                                  The powers conferred on Secured Party hereunder are solely to protect Secured Party’s interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers.  Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or Secured Party shall be responsible to Pledgor for any act or failure to act hereunder, except with respect to its or their gross negligence or willful misconduct.

(f)                                   If Pledgor fails to perform or comply with any of its agreements contained herein and Secured Party, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of Secured Party incurred in connection with such performance or compliance, together with interest at the default rate if such expenses are not paid on demand, shall be payable by Pledgor to Secured Party on demand and shall constitute obligations secured hereby.

8.                                      Remedies.  If an Event of Default shall occur and be continuing, Secured Party may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations:

(a)                                 all rights and remedies of a secured party under the Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Secured Party were the sole and absolute owner thereof (and Pledgor agrees to take all such action as may be appropriate to give effect to such right);

(b)                                 Secured Party may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral; and

(c)                                  Secured Party in its discretion may, in its name or in the name of Pledgor or otherwise, demand, sue for, collect, direct payment of or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

Without limiting the generality of the foregoing, Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or otherwise required hereby) to or upon Pledgor, any Issuer or any other Person (all and each of which demands, presentments, protests, advertisements and notices, or other defenses, are hereby waived to the extent permitted under applicable law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best in its sole discretion, for cash or on credit or for future delivery without assumption of any credit risk.  Secured Party shall have the right, without notice or publication, to adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be adjourned without further notice.  Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of Pledgor, which right or equity of redemption is hereby waived or released.  Secured Party shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Secured Party hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as Secured Party may elect, and only after such application and after the payment by Secured Party of any other amount required by any provision of law, including, without limitation, Sections 9-610 and 9-615 of the Code, need Secured Party account for the surplus, if any, to Pledgor.  To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against Secured Party arising out of the exercise by Secured Party of any of its rights hereunder, except for any claims, damages and demands it may have against Secured Party arising from the willful misconduct or gross negligence of Secured Party or its affiliates, or any agents or employees of the foregoing.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

(d)                                 Notwithstanding anything else herein to the contrary, Secured Party shall be entitled to exercise its rights under Section 7 to register the Pledged Interests in the name of Secured Party or its nominee (if not already so registered) or this Section 8 of this Agreement to collect, receive, appropriate and realize upon the Collateral only upon the expiration of a period of ten (10) days commencing on the date on which written notice of such intention to exercise any of such rights shall have been given by Secured Party to Pledgor in accordance with Section 14(e).

9.                                      Private Sales.  Pledgor recognizes that Secured Party may be unable to effect a public sale of any or all of the Pledged Interests, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to Secured Party than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale conducted in accordance with the Code or other applicable law shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of being a private sale.  Secured Party shall be under no obligation to delay a sale of any of the Pledged Interests for the period of time necessary to permit the Issuers or Pledgor to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the Issuers or Pledgor would agree to do so.

(a)                                 Pledgor further shall use commercially reasonable efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of all or any portion of the Pledged Interests pursuant to this Section 9 valid and binding and in compliance with any and all other requirements of applicable law.  Pledgor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Note.

(b)                                 Secured Party shall not incur any liability as a result of the sale of any Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner, it being agreed that some or all of the Collateral is or may be of one or more types that threaten to decline speedily in value and that are not customarily sold in a recognized market.  Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any of the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if Secured Party accepts the first offer received and does not offer any Collateral to more than one offeree, provided that Secured Party has acted in a commercially reasonable manner in conducting such private sale and in accordance with the Code or other applicable laws.

(c)                                  The Code states that Secured Party is able to purchase the Pledged Interests only if they are sold at a public sale.  Secured Party has advised Pledgor that SEC staff personnel have issued various No-Action Letters describing procedures which, in the view of the SEC staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Article 9 of the Code, yet not public for purposes of Section 4(2) of the Securities Act of 1933.  The Code permits Pledgor to agree on the standards for determining whether Secured Party has complied with its obligations under Article 9 of the Code.  Pursuant to the Code, Pledgor specifically agrees (x) that it shall not raise any objection to Secured Party’s purchase of the Pledged Interests (through bidding on the obligations or otherwise) and (y) that a foreclosure sale conducted in conformity with the principles set forth in the No-Action Letters (i) shall be considered to be a “public” sale for purposes of the Code; (ii) will be considered commercially reasonable notwithstanding that Secured Party has not registered or sought to register the Pledged Interests under the Securities Laws, even if Pledgor or any of the Issuers agree to pay all costs of the registration process; and (iii) shall be considered to be commercially reasonable notwithstanding that Secured Party purchases the Pledged Interests at such a sale.

(d)                                 Pledgor agrees that Secured Party shall not have any general duty or obligation to make any effort to obtain or pay any particular price for any Pledged Interests sold by Secured Party pursuant to this Agreement.  Secured Party, may, in its sole discretion, among other things, accept the first offer received, or decide to approach or not to approach any potential purchasers.  Without in any way limiting Secured Party’s right to conduct a foreclosure sale in any manner which is considered commercially reasonable, Pledgor hereby agrees that any foreclosure sale conducted in accordance with the following provisions shall be considered a commercially reasonable sale and hereby irrevocably waives any right to contest any such sale:

(i)                                     Secured Party conducts the foreclosure sale in the State of Texas,

(ii)                                  The foreclosure sale is conducted in accordance with the laws of the State of Texas,

(iii)                               Not more than ten (10) days before, and not less than five (5) days in advance of the foreclosure sale, Secured Party notifies Pledgor at the address set forth herein of the time and place of such foreclosure sale,

(iv)                              The foreclosure sale is conducted by an auctioneer licensed in the State of Texas and is conducted in front of any Texas State Court having jurisdiction over the Collateral on any Business Day between the hours of 9 a.m. and 5 p.m.,

(v)                                 The notice of the date, time and location of the foreclosure sale is published in the New York Times or Wall Street Journal (or if the New York Times and Wall Street Journal are no longer publishing, such other newspaper widely circulated in New York, New York) for seven (7) consecutive days prior to the date of the foreclosure sale, and

(vi)                       Secured Party sends notification of the foreclosure sale to all secured parties identified as a result of a search of the UCC financings statements in the filing offices located in the State of Delaware conducted not later than twenty (20) days and not earlier than thirty (30) days before such notification date.

10.                               Limitation on Duties Regarding Collateral.  Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Secured Party deals with similar securities and property for its own account.  Neither Secured Party nor any of its officers, directors, employees, agents, successors and assigns shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise

11.                               Financing Statements; Other Documents.  On the date hereof, Pledgor hereby authorizes Secured Party to file UCC-1 financing statements with respect to the Collateral in such jurisdictions as Secured Party shall require.  Pledgor agrees to deliver any other document or instrument which Secured Party may reasonably request with respect to the Collateral for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

12.                               Attorney-in-Fact.  Without limiting any rights or powers granted by this Agreement to Secured Party, during the continuance of an Event of Default, Secured Party is hereby appointed, which appointment as attorney-in-fact is irrevocable and coupled with an interest, the attorney-in-fact of Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which Secured Party may deem necessary or advisable to accomplish the purposes hereof including, without limitation:

(a)                                 to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)                                 to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c)                                  to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral; and

(d)                                 to execute, in connection with the sale provided for in Section 8 or 9, any endorsement, assignments, or other instruments of conveyance or transfer with respect to the Collateral.

If so requested by Secured Party, Pledgor shall ratify and confirm any such sale or transfer by executing and delivering to Secured Party at the Pledgor’s expense all proper deeds, bills of sale, instruments of assignment, conveyance of transfer and releases as may be designated in any such request.

13.                               Indemnity.  Pledgor agrees to indemnify Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from enforcement of this Agreement that are incurred thereby (including, without limitation, reasonable attorneys’ fees and disbursements in connection therewith), except claims, losses or liabilities resulting from Secured Party’s gross negligence or willful misconduct.

14.                               Miscellaneous.

(a)                                 Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(b)                                 Headings.  The headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

(c)                                  No Waiver; Cumulative Remedies.  Secured Party shall not by any act (except by a written instrument pursuant to Section 14(d)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have on any future occasion.  The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers or privileges provided by law.

(d)                                 Waivers and Amendments; Successors and Assigns; Governing Law.  None of the terms or provisions of this Agreement may be waived, amended, or otherwise modified except by a written instrument executed by the party against which enforcement of such waiver, amendment, or modification is sought.  This Agreement shall be binding upon and shall inure to the benefit of Pledgor and the respective successors and assigns of Pledgor and shall inure to the benefit of Secured Party and its successors and assigns; provided Pledgor shall not have any right to assign its rights hereunder.  The rights of Lender under this Agreement shall automatically be transferred to any permitted transferee to which Lender transfers the Note.  This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas.

(e)                                  Notices.  Notices hereunder, to be effective shall be in writing (including by facsimile transmission), addressed or transmitted to Pledgor or Secured Party in the manner and to the address set forth in the Note.

(f)                                   Agents.  Secured Party may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for their actions except for the gross negligence or willful misconduct of any such agents or attorneys-in-fact selected by it in good faith.

(g)                                  Irrevocable Authorization and Instruction to Issuers.  Pledgor hereby authorizes and instructs each Issuer to comply with any instruction pertaining to the Collateral, the Properties or any other security for the obligations under this Agreement or the Note received by it from Secured Party in writing that (i) states that an Event of Default has occurred and is continuing and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Pledgor, and Pledgor agrees that each Issuer shall be fully protected in so complying.

(h)                                 Counterparts.  This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

(i)                                     WAIVER OF JURY TRIAL, DAMAGES, JURISDICTION.  PLEDGOR AND SECURED PARTY EACH HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL ON ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY DEALINGS BETWEEN PLEDGOR AND SECURED PARTY.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.

PLEDGOR AND SECURED PARTY EACH ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO SECURED PARTY TO ENTER INTO A BUSINESS RELATIONSHIP WITH PLEDGOR.  PLEDGOR REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH WAIVER IS KNOWINGLY AND VOLUNTARILY GIVEN FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED, EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, REPLACEMENTS, REAFFIRMATIONS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

WITH RESPECT TO ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, PLEDGOR SHALL AND HEREBY DOES SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE NORTHERN DISTRICT OF THE STATE OF TEXAS (AND ANY APPELLATE COURTS TAKING APPEALS THEREFROM).  PLEDGOR HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (A) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION, (B) THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR (C) THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER.  IN THE EVENT ANY SUCH ACTION, SUIT, PROCEEDING OR LITIGATION IS COMMENCED, PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE, AND PERSONAL JURISDICTION OVER PLEDGOR OBTAINED, BY SERVICE OF A COPY OF THE SUMMONS, COMPLAINT AND OTHER PLEADINGS REQUIRED TO COMMENCE SUCH LITIGATION UPON PLEDGOR AT THE ADDRESS OF PLEDGOR IN THE NOTE.

(j)                                    No Special Damages.  No claim may be made by Pledgor against Secured Party, its affiliates and their respective directors, officers, employees, or attorneys for any special, indirect or consequential damages (“Special Damages”) in respect of any breach or wrongful conduct (whether the claim therefor is based on contract, tort or duty imposed by law) in connection with, arising out of, or in any way related to the transactions contemplated or relationship established by this Agreement, or any act, omission or event occurring in connection herewith or therewith; and to the fullest extent permitted by law Pledgor hereby waives, releases and agrees not to sue upon any such claim for Special Damages, whether or not accrued and whether or not known or suspected to exist in its favor.

15.                               Obligations of Pledgor Under this Agreement Non-Recourse.  Notwithstanding anything to the contrary contained herein or under applicable law, Pledgor shall be liable for the Secured Obligations to the full extent (but only to the extent) of the Collateral. Any judicial proceedings brought by Secured Party against Pledgor with respect to the Secured Obligations shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the Liens securing the performance of such Secured Obligations, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Pledgor other than the Collateral.  In the event of a foreclosure of such Liens securing the Secured Obligations, no judgment for any deficiency upon the Secured Obligations shall be sought or obtained by Secured Party against Pledgor.

 [SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date set forth above.

PLEDGOR:

BH-AW FLORIDA MOB VENTURE, LLC

By:	/s/ Briank K. Waxman
	Name:	Brian K. Waxman
	Title:	President

SECURED PARTY:

BEHRINGER HARVARD FLORIDA MOB MEMBER, LLC

By:	/s/ Gerald J. Reihsen, III
	Name:	Gerald J. Reihsen, III
	Title:	Executive Vice President – Corporate Development & Legal and Assistant Secretary

EXHIBIT A
To Pledge Agreement

FORM OF ACKNOWLEDGMENT AND CONSENT

[                                                                            ], LLC, a Delaware limited liability company (“Issuer”), hereby acknowledges receipt of a copy of the Pledge Agreement and agrees that Pledgor is bound thereby.  Issuer agrees to notify Secured Party promptly in writing of the occurrence of any of the events described in Section 4(a) of the Pledge Agreement.

Dated:  as of October     , 2010

[ ], LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT B
To Pledge Agreement

FORM OF INSTRUCTION TO REGISTER PLEDGE

October     , 2010

To:                             [ISSUER]

2801 PGA Boulevard, Suite 220

Palm Beach Gardens, Florida 33410

In accordance with the requirements of that certain Pledge and Security Agreement, dated as of October     , 2010 (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”), between Behringer Harvard Florida MOB Member, LLC (the “Secured Party”) and BH-AW Florida MOB Venture, LLC (the “Pledgor”) (defined terms used herein as therein defined), you are hereby instructed to register the pledge of the following interests as follows:

The 100% limited liability company interests of the undersigned in [                                          ], LLC, a Delaware limited liability company (the “Issuer”) have been pledged to Secured Party pursuant to the Pledge Agreement, including without limitation, all of the Collateral (as defined in the Pledge Agreement).

You are hereby further authorized and instructed to execute and deliver to Secured Party an Acknowledgement and Consent, substantially in the form of Exhibit A to the Pledge Agreement and, to the extent provided more fully therein, to comply with the instructions of Secured Party in respect of the Collateral without further consent of, or notice to, the undersigned.  Notwithstanding anything in this paragraph, this instruction shall not be construed as expanding the rights of Secured Party to give instructions with respect to the Collateral beyond such rights set forth in the Pledge Agreement.

Very truly yours,

BH-AW FLORIDA MOB VENTURE, LLC

By:
Name:
Title:

SCHEDULE 1

LLC Issuer	Pledgor	Percentage Pledged

BH-AW Hialeah, LLC	BH-AW Florida MOB Venture, LLC	100%

BH-AW Palmetto, LLC	BH-AW Florida MOB Venture, LLC	100%

BH-AW North Shore, LLC	BH-AW Florida MOB Venture, LLC	100%

BH-AW Victor Farris, LLC	BH-AW Florida MOB Venture, LLC	100%

BH-AW FMC Central, LLC	BH-AW Florida MOB Venture, LLC	100%

BH-AW FMC East, LLC	BH-AW Florida MOB Venture, LLC	100%

BH-AW FMC North, LLC	BH-AW Florida MOB Venture, LLC	100%

BH-AW FMC Medical Mall, LLC	BH-AW Florida MOB Venture, LLC	100%

BH-AW FMC Land, LLC	BH-AW Florida MOB Venture, LLC	100%